UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Ardelyx, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Dear Stockholders:

2025 was a year of meaningful financial and operational progress for Ardelyx. We strengthened the foundation of our business, including growing our commercial products, taking initiatives to advance our pipeline and enhancing our leadership. Throughout the year, the team remained focused on the Company’s four key strategic priorities – accelerating IBSRELA growth momentum, executing on our XPHOZAH strategy, building a pipeline focused on addressing areas of unmet patient need and delivering strong financial performance. We believe this work has positioned Ardelyx well to capture the significant opportunities ahead and create sustainable value for stockholders.

Key accomplishments include:

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Accelerating commercial growth. IBSRELA has proven to be an important and effective medicine for IBS-C patients, as evidenced by the tens of thousands of patients using it today, with 2025 revenue growth of 73% compared to the prior year. Ardelyx looks forward to building on this success. Additionally, for XPHOZAH, our team was pleased to deliver year-over-year growth in total dispenses. With IBSRELA revenue increasing significantly and positive XPHOZAH momentum, we view these products as continued growth drivers in 2026 and beyond.

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Building a pipeline focused on addressing areas of unmet patient need. The Company also advanced its long-term strategy by investing in programs that can expand our franchise and address significant unmet patient needs. First, the team commenced a development program for our next-generation NHE3 inhibitor, which has the potential to extend our reach into new therapeutic areas. Additionally, we progressed our work and finalized preparations to expand the eligible patient population for IBSRELA to include patients with chronic idiopathic constipation. Together, these efforts reflect our commitment to building long-term value through continued innovation and investment.

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Delivering strong financial performance. Ardelyx maintained disciplined cash management and ended 2025 in an even stronger financial position than the year prior. As we move toward profitability, the Company remains focused on disciplined capital allocation, strengthening our balance sheet and supporting patient-centric innovation that positions Ardelyx to lead and grow in a rapidly evolving healthcare environment.

To support Ardelyx’s planned operations and sustain current commercial momentum, in our 2026 proxy statement, the Board is asking stockholders to vote in favor of a proposed increase to the share pool for our equity plan, presented as a stockholder proposal. Please review the details of the proposed amendment on pages 52-62 as the ability to award equity remains a critical tool to attract, motivate and retain industry-leading talent. By providing our employees with an ownership stake, we ensure their interests are directly aligned with you, our stockholders, focusing our entire team on the delivery of long-term value.

Why Your Support Is Critical

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Fueling Strategic Growth: By approving this amendment, you are providing a vital tool designed to support our continued growth and optimization of our commercial and pipeline development efforts through 2027.

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Attracting and Retaining Top Talent: We endeavor to attract and retain the industry-leading talent which we require to scale and ultimately create more value for all stockholders, and equity is a fundamental component required to attract the best talent.

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Aligning Employee and Stockholder Interests: We’ve been very thoughtful in planning our use of equity to retain and attract new employees. This is not a “top-heavy” plan. As of March 31, 2026, every single employee held an equity stake. We foster an “owner’s mindset” across the entire organization, ensuring every team member’s interests are directly tied to your success as a stockholder.

Looking forward, I am confident in our strategy and proven management team. We are thrilled to have made several new leadership appointments in 2025 and early 2026 to establish a deep bench of talent that has the experience and skills to drive value for all our stakeholders and support our next phase of growth.

On behalf of our entire Board of Directors and management team, thank you for your continued support of Ardelyx. We respectfully request your vote in favor of the matters presented in our 2026 proxy statement.

Sincerely,

Mike Raab

Chief Executive Officer

Important Additional Information and Where to Find It

Ardelyx, Inc. (“Ardelyx”) filed a definitive proxy statement on Schedule 14A and an accompanying form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2026, in connection with the solicitation of proxies for its 2026 Annual Meeting of Stockholders to be held on June 16, 2026.

STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED BY ARDELYX WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders may obtain a free copy of the definitive proxy statement, any amendments or supplements thereto, and other documents filed by Ardelyx with the SEC at the SEC’s website at www.sec.gov and at Ardelyx’s investor relations website at https://ir.ardelyx.com/governance-and-financials/sec-filings. Copies may also be obtained free of charge by contacting Ardelyx by mail at 400 Fifth Avenue, Suite 210, Waltham, MA 02451, Attn: Chief Legal Officer, or by email at general-counsel@ardelyx.com.

Participants in the Solicitation

Ardelyx, its directors, officers and other employees may be deemed to be participants in the solicitation of proxies from Ardelyx’s stockholders in connection with the 2026 Annual Meeting. Information regarding the names of Ardelyx’s directors and executive officers, and the special interests of such participants, if any, in the matters to be voted on at the 2026 Annual Meeting, is set forth in Ardelyx’s definitive proxy statement for the 2026 Annual Meeting, filed with the SEC on April 29, 2026, including under the sections entitled “Securities Ownership of Certain Beneficial Owners and Management,” “Non-Employee Director Compensation,” “Executive Compensation” and “Proposal No. 5 – Approval of the Amendment to the Amended and Restated 2014 Equity Incentive Award Plan.”

To the extent holdings of Ardelyx securities by such directors or executive officers have changed since the amounts set forth in the definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov and on Ardelyx’s investor relations website.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Ardelyx’s business plans, commercialization and pipeline development, growth and scaling through 2027, profitability and the anticipated benefits and expected duration of the share reserve under the proposed Equity Plan Amendment. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “would,” “may,” “could” and similar expressions are intended to identify forward-looking statements. These statements are based on Ardelyx’s current expectations and are subject to a number of risks and uncertainties, including those related to Ardelyx’s commercialization and pipeline development, competition for talent, clinical and regulatory developments, and capital resources, and as more fully described under “Risk Factors” in Ardelyx’s Quarterly Report on Form 10-Q filed with the SEC on April 30, 2026. Actual results could differ materially. Forward-looking statements speak only as of the date of this communication, and except as required by law, Ardelyx undertakes no obligation to update them.